CAPITAL BANK FINANCIAL CORP.
2013 OMNIBUS COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT
(FOR MANAGEMENT)
THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of _______, 2016 (the “Grant Date”), is made by and between Capital Bank Financial Corp., a Delaware corporation (the “Company”), and [________] (“Participant”).
WHEREAS, the Company has adopted the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan (the “Plan”); and
WHEREAS, the Committee determined that it is in the best interests of the Company and its shareholders to grant Participant a number of shares of the Company’s Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Award.
(a)    Grant. The Company hereby grants to Participant an award of Restricted Stock with respect to an aggregate of _________ restricted Shares (the “Restricted Stock”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement, including on Exhibit A hereto, shall have the definitions set forth in the Plan.
2.    Vesting. Except as may otherwise be provided herein, the Restricted Stock shall become vested and nonforfeitable upon the Participant’s continued employment with the Company or one of its the Company’s Subsidiaries on the dates set forth in the following schedule:
One (1) year from the Grant Date – 33 1/3% of the Shares

Two (2) years from the Grant Date – 33 1/3% of the Shares

Three (3) years from the Grant Date – 33 1/3% of the Shares

Termination of Service. Except as provided otherwise herein or as provided in any individual employment or severance agreement between Participant and the Company, in the event that Participant incurs a Termination of Service, unvested Restricted Stock shall be forfeited by Participant without consideration.
         Conditions on Vesting. Participant agrees that during his employment with the Company or any of its Subsidiaries, and thereafter, Participant will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or the Subsidiary. Except as prohibited by law, Participant further agrees that during Participant’s employment with the Company or its Subsidiaries, and for the six-month period thereafter, Participant will not, directly or indirectly, on Participant’s own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or any of its Subsidiaries to leave their employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or (ii) solicit, aid, or induce any customer of the Company or any of its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, or representatives.

         Irreparable injury will result to the Company, and to its business, in the event of a breach by Participant of any of the covenants and commitments under this Agreement, including the covenant of non-solicitation. Therefore, in the event of a breach of such covenants and commitments, in the sole discretion of the Compensation Committee, any of Participant’s shares of Restricted Stock that have vested but have not been distributed, shall be immediately rescinded and Participant will forfeit any rights Participant have with respect thereto. Furthermore, by accepting this Award, and not declining this Award, in the event of such a breach, upon demand by the Company, Participant hereby agrees and promises immediately to deliver to the Company the number of Shares (or, in the discretion of the Compensation Committee, the cash value of said Shares) that Participant received for Restricted Stock that were delivered during the period beginning six months prior to Participant’s Termination of Service and ending on the six-month anniversary of Participant’s Termination of Service. In addition, the Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. Participant further acknowledge and confirm that the terms of this Section are reasonable, fair, just and enforceable by a court.

        Participant also acknowledges that, independent of any remedy afforded by this Section, the Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received for Restricted Stock to the extent that the Company has a right of recovery or reimbursement under applicable securities laws or regulations, or regulations imposed by any securities exchange upon which the Company’s ordinary shares are listed, or under its pay recoupment policy. Participant further acknowledges that any such law, regulation or policy may provide for recovery of benefits, including Shares delivered to you in respect of this Award, irrespective of any finding of fault, causation, liability or guilt on Participant’s behalf.

3.    Tax Withholding. The Company shall reasonably determine the amount of any federal, state, local or other income, employment or other taxes that the Company or any of its subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting or other event with respect to the Restricted Stock. The Company’s obligation to deliver the Restricted Stock or any certificates evidencing the Restricted Stock (or to make a book entry or other electronic notation indicating ownership of the Shares), or otherwise remove the restrictive notations or legends on such shares or certificates that refer to nontransferability as set forth in Section 4 of this Agreement, is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Committee or as may otherwise be permitted under the Plan. Participant may elect to have any withholding obligation satisfied by surrendering to the Company a portion of the Shares that is issued or transferred to Participant upon the vesting of the Restricted Stock (but only to the extent of the minimum withholding required by law), and the Shares so surrendered by Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender (and the amount equal to the Fair Market Value of such Shares shall be remitted to the appropriate tax authorities).
Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock and the disposition of the Restricted Stock following vesting are complex and subject to change, and it is the sole responsibility of Participant to obtain Participant’s own advice as to the tax treatment of the Restricted Stock and the terms of this Agreement.
4.    Certificates. Awards granted under the Plan may be evidenced in such manner as the Company shall determine. All certificates representing Restricted Stock (or, if applicable, any book entry statement issued for Restricted Stock) shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Capital Bank Financial Corp. 2013 Omnibus Compensation Equity Plan and a Restricted Stock Award Agreement, dated as of [______], 2016, between Capital Bank Financial Corp. and [__________]. A copy of such Agreement is on file at the offices of Capital Bank Financial Corp.
If applicable, as soon as practicable following the vesting of any Restricted Stock, certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto.
5.    Conversion into Class B Common Stock. By entering into this Agreement, Participant acknowledges and agrees that in the event the grant or vesting of any Shares of Restricted Stock would cause Participant to own more than the percentage of Common Stock permitted by the Company’s Articles of Incorporation (the “Class A Limit”), such number of Shares otherwise held by Participant as may be necessary in order to cause Participant to not exceed the Class A Limit shall be converted into shares of Class B common stock of the Company.
6.    Dividend and Voting Rights. After the Grant Date, Participant shall be the record owner of the Restricted Stock unless and until such Shares are forfeited pursuant to Participant’s Termination of Service or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common shareholder of the Company, including, without limitation, voting rights and dividends, if any, with respect to the Restricted Stock; provided that the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement and the Plan.
7.    Transferability. The Restricted Stock may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Restricted Stock shall be subject to the restrictions set forth in the Plan and this Agreement.
8.    Adjustment. In the event of any event described in Section 19 of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 19 of the Plan shall apply to the Restricted Stock, both with respect to the amount of Shares and with respect to the Stock Price Goals.
9.    Change in Control. In the event of a Change in Control of the Company occurring after the Grant Date, the Restricted Stock shall immediately vest.
10.    Miscellaneous.
(a)    Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.
(b)    Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Restricted Stock granted thereunder; provided that any such waiver or amendment that would adversely affect the rights of any Participant or any holder or beneficiary of any Restricted Stock theretofore granted shall not to that extent be effective without the consent of Participant unless the action is taken to comply with applicable law, stock exchange rules or accounting rules. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company:
Capital Bank Financial Corp.
4725 Piedmont Row Drive
Charlotte, NC 28210
Facsimile: (704) 554-6909
Attention: General Counsel
if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.
(d)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(e)    No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(f)    Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.
(g)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(h)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto. Except as otherwise specified herein or in the Plan, notwithstanding anything to the contrary in the employment agreement between the Company and Participant (the “Employment Agreement”), Participant acknowledges and agrees that the terms of the Restricted Stock shall be governed by this Agreement, rather than the relevant provisions of the Employment Agreement and, in the event of a conflict between the Employment Agreement and this Agreement, this Agreement shall control. If requested by the Company, Participant agrees that he shall enter into any such amendments to the Employment Agreement as may be necessary to reflect and effectuate the foregoing.
(i)    Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(j)    Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(l)    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
11.    Compliance with Legal Requirements. The grant of the Restricted Stock, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
CAPITAL BANK FINANCIAL CORP.

___________________________________

By:	R. Eugene Taylor

Title:	Chief Executive Officer

[PARTICIPANT’S NAME]

___________________________________

[Signature Page to Restricted Stock Award Agreement]

Exhibit A
“Affiliate” means, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls, or is under common control with such specified entity.
“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a division of the Company and its Affiliates).
“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and/or its Affiliates terminates but such Participant continues to provide services to the Company and/or its Affiliates in a nonemployee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Service. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall not be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider for), or member of the Board of, the Company or another Subsidiary or Affiliate. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.